EXHIBIT 10.4
THIRD AMENDMENT
TO
LIMITED LIABILITY LIMITED PARTNERSHIP
OF
INREIT PROPERTIES, LLLP
     This Third Amendment is effective as of the 5th day of August, 2009 for the purpose of amending the First Amendment and Complete Restatement of Agreement of Limited Liability Limited Partnership of INREIT Properties, LLLP and Second Amendment to Limited Liability Limited Partnership of INREIT Properties, LLLP effective the 19th day of December, 2008 as follows:
     Article VIII, Right and Obligations of the Limited Partners, 8.05 (a), shall be deleted in its entirety and in its place the following paragraph 8.05 (a) shall be inserted:
ARTICLE VIII
RIGHT AND OBLIGATIONS OF THE LIMITED PARTNERS
8.05	(a) Subject to Sections 8.05(b), 8.05(c), 8.05(d), 8.05(e), on or after the date which is three years after the acquisition of such units, each Limited Partner, shall have the right (the “Exchange Right”) to require the Partnership to redeem on a Specified Exchange Date all or a portion of the Partnership Units held by such Limited Partner at an exchange price equal to and in the form of the Cash Amount to be paid by the Partnership. The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Exchange Right (the “Exchanging Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Exchange Right if the General Partner elects to purchase the Partnership Units subject to the Notice of Exchange pursuant to Section 8.05(b); and provided, further, that no Limited Partner may deliver more than two Notices of Exchange during each calendar year. A Limited Partner may not exercise the Exchange Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner. The Exchanging Partner shall have no right, with respect to any Partnership Units so exchanged, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Exchange Date.
     By executing this Third Amendment the General Partners affirm, agree to, ratify, and consent to the terms, covenants, and agreements contained in the First Amendment and Complete Restatement of Agreement of Limited Liability Partnership of INREIT Properties, LLLP, as modified by the Second Amendment to Limited Liability Limited Partnership of INREIT Properties, LLLP effective the 19th day of December, 2008, and as modified by this Third Agreement.